UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

XM SATELLITE RADIO HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

XM Satellite Radio Holdings Inc.’s website regarding its merger with Sirius Satellite Radio Inc., which is available at www.XMmerger.com and has information about the proposed merger, has been updated. The updates include the information being filed herewith.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Sirius Satellite Radio Inc. and XM Satellite Radio Holdings Inc., including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Sirius’s and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Sirius and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general business and economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the transaction on a timely basis; the failure of Sirius and XM shareholders to approve the transaction; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of Sirius and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties, including manufacturers of radios, retailers, automakers and programming providers. Additional factors that could cause Sirius’s and XM’s results to differ materially from those described in the forward-looking statements can be found in Sirius’s and XM’s Annual Reports on Form 10-K for the year ended December 31, 2006, which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and Sirius and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Important Additional Information will be Filed with the SEC

This communication is being made in respect of the proposed business combination involving XM and SIRIUS. In connection with the proposed transaction, SIRIUS filed with the SEC an amended Registration Statement on Form S-4 (Registration No. 333-144845) containing a Joint Proxy Statement/Prospectus and XM and SIRIUS plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of XM and SIRIUS. INVESTORS AND SECURITY HOLDERS OF XM AND SIRIUS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS TO IT) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by XM and SIRIUS through the web site maintained by the SEC at http://www.sec.gov. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained by directing a request to XM Satellite Radio Holdings Inc., 1500 Eckington Place, NE, Washington, DC 20002, Attention: Investor Relations.

1

XM, SIRIUS and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding XM’s directors and executive officers is available in XM’s Annual Report on Form 10-K, for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007 and its proxy statement for its 2007 annual meeting of shareholders, which was filed with the SEC on April 17, 2007, and information regarding SIRIUS’ directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007, and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 23, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Joint Proxy Statement/Prospectus and other relevant materials filed with the SEC.

2

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What people are saying...

Who supports the merger of SIRIUS and XM Radio?
Just groups representing about every race, creed, religion and political affiliation, that's all.
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What's in it for You

You may have already heard the news that XM and SIRIUS are talking about combining into one company. And you may also have wondered what that will mean for you.

The answer is simple:

More Choices

Today, fans of satellite radio must purchase two radios and two subscriptions to get all the program offerings of both XM and SIRIUS. If our merger is approved, the combined company will offer consumers the best of each service on your current radio - at a price well below the cost of the two services today.

Better Pricing

Once we merge, you will have better pricing choices. Subscribers who want their current subscription package will not have to pay any more after the merger. There will be new subscription packages priced below our current offerings. And the best of both XM and SIRIUS will be available at a lower cost than the price of subscribing to both services separately.

Same Radios

We guarantee no radio will become obsolete. Your current radio will continue to provide you with the programming you enjoy, whether you keep your current service or change to a new subscription plan.

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FINALLY,
DEMOCRATS
AND
REPUBLICANS
AGREE
ON SOMETHING.

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PRIVACY | CONTACT US | XMRADIO.com

©2007 XMmerger.com

The information provided on this web site is "as is" without warranty of any kind, expressed or implied. XM has provided links to other Internet sites only for the convenience of visitors, and is not responsible for the materials, activities or content of other web sites.

In addition, the “In The News” page of the updated internet website also contains links to the following third-party news articles, editorials, op-eds and blog entries:

XM and Sirius shares climb on growing hope that their proposed merger will be approved

26 September 2007

Associated Press Newswires

NEW YORK (AP) - Shares of Sirius Satellite Radio Inc. and XM Satellite Radio Holdings Inc. continued making gains Wednesday as the testimony of a U.S. Justice Department official strengthened the perception that the two digital radio companies will be allowed to join forces.

Both companies’ stocks have risen sharply since mid-August on heightening optimism that U.S. regulators will clear a proposed merger.

According to published reports, the Justice Department’s antitrust chief, Thomas Barnett, told Congress Tuesday that more information is needed to make a decision, but the department will act as quickly as possible.

Shares of Sirius climbed 17 cents, or 5.2 percent, to $3.45. Shares of XM gained 83 cents, or 6.1 percent, to $14.35.

Banc of America Securities analyst Jonathan A. Jacoby said in a research note that the big question is what does “more information” mean? The market expects the Justice Department to decide in 15 to 45 days, he said, but it could take longer.

Jacoby said the stocks’ recent prices imply that people think there is an 85 percent chance the deal will be approved. He is more skeptical, though, with his sources pegging just a 30 percent chance of approval by the end of the first quarter of 2008.

September 27, 2007

Beyond the Fairness Doctrine: Radio’s Fight over the XM–Sirius Merger by Edwin Meese, III and James L. Gattuso

WebMemo #1646

There’s a radio war going on in Washington, and this one has nothing to do with the Fairness Doctrine. Talk of re-imposing the requirement by the Federal Communications Commission (FCC) that broadcasters air opposing views on controversial topics sparked an intense and highly publicized debate this summer. Almost lost in the “fairness” furor, however, has been a second, but no less intense, radio industry battle over the merger of satellite radio providers XM and Sirius. After months of review, a ruling from the Justice Department is expected within weeks, to be followed by a decision by the FCC, which also must approve the transaction. The merger debate is different from the “fairness” debate in that it involves the structure, rather than content, of the radio industry. Like the “fairness” debate, however, the outcome could determine how Americans will listen to the radio for years to come.

Background

Satellite radio—the transmission of radio programming directly via satellite rather than via broadcasts from land-based towers—is a relatively new service. The FCC, overcoming the opposition of radio broadcasters, auctioned frequencies for two satellite radio providers in 1997, which were won by XM and Sirius for a combined $173 million.[1] The two firms began offering service until 2001 and 2002, respectively.

Growth for the new services has been rapid, with combined subscribership nearing 14 million last year. But despite this expansion, the firms have struggled financially. The cost of launching and maintaining satellites and other infrastructure is high, as is the cost of programming. (Howard Stern alone costs Sirius some $100 million per year.[2]) Neither XM nor Sirius has ever made a profit. In 2006 alone, Sirius lost $1.1 billion, and XM lost $719 million.[3]

Hoping to turn this dismal financial performance around, XM and Sirius announced plans to merge in February of this year. Among the benefits they foresee: accelerated development of new technologies as research budgets are combined; increased variety of programming due to increased channel capacity; and perhaps $3 billion to $7 billion in net present value cost savings.[4]

Of course, none of these benefits are guaranteed.[5] In dynamic markets, no particular outcome is ever certain; the specific results can only be determined in the marketplace. Nevertheless, the potential for real consumer gains from this transaction is real and substantial.

Merger Would Preserve, Strengthen Competition

Traditional AM and FM broadcasters, among others, are fighting the deal, arguing that since Sirius and XM are the only two firms offering satellite radio, the merger would create a monopoly. The two sides have spent hundreds of thousands of dollars on their campaigns, along with allies ranging from former Attorney General John Ashcroft (against the merger) to Frank Sinatra Enterprises (supporting the merger).

Highlighting the intensity of the battle, the National Association of Broadcasters (NAB), the trade association for traditional radio, even hung on its D.C. headquarters building an outsized banner, proclaiming: “XM + Sirius = monopoly.”[6]

This argument, however, doesn’t square with the facts. Sirius and XM have plenty of competitors, starting with the broadcasters themselves. In fact, counting both broadcast and satellite services, Sirius and XM have only 3.4 percent of the total radio listenership.[7]

But that is only the beginning. Internet-based service is increasingly becoming a player in radio. Moreover, other forms of audio entertainment compete for American ears. In fact, i-Pods and other MP3 devices, which have grown phenomenally in recent years, may be the biggest challenge to radio of any kind.[8]

Even the National Association of Broadcasters has noted the broad nature of competition in audio entertainment, stating to the FCC this January “...there can be no reasonable doubt that the current media marketplace is robustly competitive, and indeed exploding at the seams with consumer choices for both delivery mechanisms and content.”[9]

More directly, NAB president David Rehr remarked on the tough competitive landscape: “Who are our newer competitors? On the radio side, we have satellite radio, Internet radio, iPods, other MP3 players, cell phones, and others.”[10] Far from monopolizing anything, satellite radio is still an upstart challenger in the audio entertainment marketplace.

Yet, opponents maintain that Sirius and XM have no competition. Economist Gregory Sidak of Criterion Economics has argued that competition in one aspect of the market doesn’t necessarily mean there is competition in others. Specifically, he maintains that radio is a “two-sided” market, in which terrestrial and satellite radio compete for advertisers, but not for listeners. For listeners, Sidak argues, the two types of radio are complements, not substitutes, for each other.[11]

That claim doesn’t hold water. While many consumers do enjoy both types of radio, the relative merits of AM and FM radio certainly impact a consumer’s decision as to whether to subscribe to satellite service. Conversely, the merits of satellite service certainly affect how much its subscribers will listen to terrestrial programming. This view was expressed by the National Association of Broadcasters itself, which in a 1995 filing to the FCC wrote that satellite radio “fundamentally will compete with terrestrial broadcasters for listeners.”[12]

NAB’s Rehr used a slightly different argument in a recent letter to Congress on the competition issue.[13] He argued that while AM and FM broadcasters do provide competition to satellite radio in individual local markets, they can’t compete in the market for national programming, since they don’t have nationwide signals. This argument also is flawed. While broadcasters transmit signals locally, national programming—via networks and syndication—is commonplace.

Conclusion

The merger of XM and Sirius would not create a monopoly. Satellite radio is just one choice in an increasing array of audio entertainment options available to consumers. Rather than destroy competition, the proposed merger would increase it by allowing satellite radio to offer improved services to consumers. Regulators should reject the false arguments of satellite radio’s earthbound rivals and allow the merger to go forward.

Edwin Meese III is Ronald Reagan Distinguished Fellow in Public Policy and Chairman of the Center for Legal and Judicial Studies, and James L. Gattuso is Senior Research Fellow in Regulatory Policy in the Thomas A. Roe Institute for Economic Policy Studies, at The Heritage Foundation.

[1]	Federal Communications Commission, “Auction 15: Digital Audio Radio Service (DARS) wireless.fcc.gov/auctions/default.htm?job=auction_factsheet&id=15.

[2]	Sirius Satellite Radio, “Howard Stern and Sirius Announce the Most Important Deal in Radio History,” press release, Oct. 6, 2004, at www.sirius.com/servlet/ContentServer?pagename=Sirius/CachedPage&c=PresReleAsset&cid=1097008921509.

[3]	XM Satellite Radio Holdings Inc., and Sirius Satellite Radio Inc., “Consolidated Application for Authority to Transfer Control of XM Radio Inc. and Sirius Satellite Radio Inc.”(MB Docket No. 07-57), filed with the Federal Communications Commission, March 20, 2007, at svartifoss2.fcc.gov/servlet/ib.page.FetchAttachment?attachment_key=-126018.

[4]	SeeThomas W. Hazlett, “The Economics of the Satellite Radio Merger,” June 14, 2007, at fjallfoss.fcc.gov/prod/ecfs/retrieve.cgi?native_or_pdf=pdf&id_document=6519527923.

[5]	Sirius and XM have made a variety of commitments regarding their post-merger practices, ranging from a price freeze to allowing customers to choose channels on an “a la carte” basis. While these commitments are apparently based on the firms’ expectation of benefits from the merger, no service guarantees should or need be mandated by regulators as a condition of the merger.

[6]	“NAB Pulls out the Big Guns: Hangs Banner out the Window,” Orbitcast, June 13, 2007, at www.orbitcast.com/archives/nab-pulls-out-the-big-guns-hangs-banner-out-the-window.html.

[7]	“Arbitron: Satellite Radio Accounts for 3.4% of All Radio Listening,” RadioInk.com, at www.radioink.com/HeadlineEntry.asp?hid=137022&pt=archive.

[8]	See remarks of David Rehr, National Association of Broadcasters, National Press Club, October 4, 2006, p. 5.

[9]	Reply comments of the National Association of Broadcasters, “2006 Quadrennial Regulatory Review—Review of the Commission’s Broadcast Ownership Rules and Other Rules Adopted Pursuant to Section 202 of the Telecommunications Act of 1996,” MB Docket No. 06-121, at 34 (filed Jan. 16, 2007).

[10]	See remarks of David Rehr, National Association of Broadcasters, National Press Club, October 4, 2006.

[11]	Sidak, J. Gregory, “Supplemental Declaration of J. Gregory Sidak Concerning the Competitive Consequences of the Proposed Merger of Sirius Satellite Radio, Inc. and XM Satellite Radio, Inc,” July 9, 2007.

[12]	Federal Communications Commission, In the Matter of Establishment of the Rules and Policies for the Digital Audio Radio Satellite Service in the 2310 to 2360 MHz Frequency Band: Reply Comments of the National Association of Broadcasters, IB Docket No. 95-91 (October 13, 1995), p. 34 (cited in Hazlett, “Economics of the Radio Satellite Merger.”) Some also argue that competition is uneven because satellite radio is subscription-based and—unlike broadcasters, whose ad revenue depends upon ratings—doesn’t lose money unless a customer drops his subscription. But subscription or not, satellite radio companies have no permanent lock on customers. A radio subscription isn’t like an electric bill; few consumers see it as a must-have. If radio broadcasters provide enough of what they want, subscribers will drop satellite in a second.

[13]	David K. Rehr to the Hon. John Conyers, March 12, 2007.

In addition, the “What People Are Saying” page of the updated internet website also contains links to the following letters and statements included on the internet website:

Len Hunt
Executive Vice President Chief Operating Officer	KIA MOTORS AMERICA, INC. Corporate Headquarters 111 Peters Canyon Road Irvine, CA 92606-1790 TEL: (949) 468-4800

August 21, 2007

The Honorable Thomas Barnett

Assistant Attorney General

Antitrust Division

United States Department of Justice

950 Constitution Avenue, NW

Washington, DC 20530

The Honorable Kevin J. Martin

Chairman

Federal Communications Commission

445 12th Street, SW

Washington, DC 20554

Dear Assistant Attorney General Barnett and Chairman Martin:

On behalf of Kia Motors America, I ask you to approve the proposed merger of XM and Sirius.

Kia Motors America is dedicated to building high-quality, high-value vehicles at highly competitive prices. Our consumers demand the best available product at the lowest possible price. We are pleased to offer our customers Sirius Satellite Radio standard equipment but believe the merger of Sirius and XM has the potential to bring our customers the additional value they desire.

We understand that the merger will eliminate the sometimes confusing issues about what programming is offered by which company by creating packages offering the “best of both” services for significantly less than the current combined price of both services. We should not expect our customers to incur additional hassle and fees to install a second satellite radio receiver or be forced to choose between the NFL and the MLB and Martha Stewart and Oprah. Additionally, the merger will allow Kia customers to select smaller packages at much lower prices. This expanded choice and lower price is exactly the value our consumers want and deserve.

The merger between Sirius and XM will further enhance Kia’s goal of providing our customers with high-quality, high-value products. We believe that is in our customer’s interests and the public interest to allow Sirius and XM to merge. We respectfully ask that you approve the merger and thank you for considering the views of Kia Motors America.

Sincerely,

Len Hunt

RICK BOUCHER		WASHINGTON OFFICE:
9TH DISTRICT, VIRGINIA		2187 RAYBURN HOUSE OFFICE BUILDING
WASHINGTON, DC 20515
COMMITTEES:		(202) 225-3861
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WWW: http://www.house.gov/boucher/
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The Honorable Kevin J. Martin, Chairman

Federal Communications Commission

445 12th Street, S.W.

Washington, DC 20554

Re:	Application for Authority to Transfer Control of XM Radio Inc. and Sirius

Satellite Radio Inc., MB Docket No. 07-57

Dear Chairman Martin:

I am writing to express my support for the proposed merger of XM Radio Inc. and Sirius Satellite Radio Inc., which is currently under your review in MB Docket No. 07-57. The proposed merger should be considered in the context of a broad market definition, which includes the entire marketplace for audio entertainment. Under such an appropriate definition, the merger would combine only a small percentage of the market, but would lead to significant pro-consumer benefits. I, therefore, believe the merger is in the public interest and urge that the Commission approve it.

The relevant market for competition purposes is the entire marketplace for audio entertainment, including terrestrial radio, Internet radio and Internet-protocol enabled applications. The relevant market clearly includes all of terrestrial radio, as evidenced by repeated statements by leading broadcast companies that they are in competition with satellite radio. The strong opposition of the NAB to the merger lends credence to the reality that terrestrial and satellite radio are in direct competition.

The relevant market also includes Internet radio and both Internet-based streams and Internet delivered downloads of music.

In that large, highly competitive market, satellite radio is a small player. In a Fall 2006 Arbitron survey, satellite radio listening accounted for only 3.4% of all radio listening. That same survey showed that satellite radio listeners are avid listeners to terrestrial radio. In fact, satellite radio listeners listen to XM or Sirius for 10.75 hours weekly while they listen to terrestrial radio more, for an average total of 14 hours weekly. They listen to Internet radio 8.25 hours weekly.

The Honorable Rick Boucher

September 4, 2007

These figures clearly show that satellite radio is in competition with terrestrial radio, that people who listen to satellite radio interchange their listening patterns among various radio sources and that satellite radio listeners are listening to terrestrial radio more than twice as much as they listen to satellite radio. Not only do listeners treat the market as unified among satellite, terrestrial and Internet radio, they prefer terrestrial radio to either of the other mediums.

With respect to consumer benefits, both companies maintain separate entertainment offerings at the present time. The merger would extend to consumers larger choices from among those program offerings. The companies recently announced that they will offer a total of eight program packages post-merger, including several options that will enable consumers to select channels on an a la carte basis. Moreover, the extra bandwidth which the elimination of duplication would produce will result in the offering of more public interest programming than either company now offers. The combined company will be able to expand diverse programs for underserved interests, such as for foreign language and religious programming.

For these reasons, I urge the Commission to complete its review of this transaction and allow the two companies to proceed with their merger plans.

Thanking you for your consideration of these comments, I remain with kind personal regards

Sincerely,

Rick Boucher
Member of Congress

RB/jas

cc:	Commissioner Michael J. Copps

Commissioner Jonathan S. Adelstein

Commissioner Deborah Taylor Tate

Commissioner Robert M. McDowell

ELIOT L. ENGEL 17TH DISTRICT, NEW YORK		2161 RAYBURN HOUSE OFFICE BUILDING WASHINGTON, DC 20515-3217 (202) 225-2484
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HEALTH
TELECOMMUNICATIONS AND THE INTERNET _________________
ASSISTANT DEMOCRATIC WHIP

Kevin Martin, Chairman

Federal Communications Commission

445 12th Street, S.W.

Washington, DC 20554

Re:	Application for Authority to Transfer Control of XM Radio Inc. and Sirius

Satellite Radio Inc., MB Docket No. 07-57

Dear Chairman Martin:

After much deliberation, I am writing to voice my support for the pending merger of Sirius Satellite Radio Inc. and XM Radio Inc. I believe that this merger will improve the variety and quality of satellite radio services to consumers.

I have carefully considered the proposal, attended our committee hearings, and I do not take this decision lightly. I have heard all of the testimony and the pros and cons and feel that ultimately the merger has to be looked at in the context of the totality of entertainment choices that consumers have available to them. With the advent of the IPOD, downloading, HD Radio and the like, I believe that you cannot isolate pay radio as its own medium.

Right now a customer desiring pay radio must choose between the two companies and select programming rather than having access to all channels. This often results in a consumer being unable to get some desired programs. The merger will allow subscribers to get all the programs they wish to hear, which is often not possible and feasible currently.

As with any situation, there are good points on both sides. But on balance, I believe that the FCC should complete its review of this transaction to allow Sirius and XM to proceed with their merger plans.

Sincerely,

Eliot L. Engel
Member of Congress

cc:	Commissioner Michael J. Copps

Commissioner Jonathan Adelstein

Commissioner Deborah Taylor Tate

Commissioner Robert M. McDowell

In addition, the “Merger Resources” page of the updated internet website also contains a link to the following advertisement, which was first run on September 25, 2007, included on the internet website:

FINALLY,

DEMOCRATS

AND

REPUBLICANS

AGREE

ON SOMETHING.

70%* ARE IN FAVOR OF A LA CARTE

AND BEST OF BOTH PROGRAMMING PACKAGES

THAT WOULD BE OFFERED IN A XM SIRIUS MERGER.

In fact, voters agree that the merger is in the public interest by a margin of more than 2 to 1.

But it’s not just Republicans and Democrats who agree. It’s every segment of the population.

People of all ages. People who live in the country and the city. People of all races.

* Based on a national survey of 800 registered voters, August 7-9, 2007, with a margin of error of+/-3.46%.

For more information on the poll, please visit:	For more information on the poll, please visit:
SIRIUSmerger.com	XMmerger.com

In connection with the proposed merger, SIRIUS has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 containing a preliminary Joint Proxy Statement/ Prospectus and each of SIRIUS and XM plans to file with the SEC other documents regarding the proposed transaction. Stockholders are urged to read the preliminary Joint Proxy Statement/ Prospectus and the definitive Joint Proxy Statement/Prospectus when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about SIRIUS and XM, without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov). Copies of the Joint Proxy Statement/Prospectus and the Securities and Exchange Commission filings that will be incorporated may be obtained by directing a request to Sirius Satellite Radio Inc., 1221 Avenue of the Americas, New York, NY 10020, Attention: Investor Relations, or to XM Satellite Radio Holdings Inc., 1500 Eckington Place, NE Washington, DC 20002, Attention: Investor Relations. Information regarding SIRIUS’ and XM’s directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the Joint Proxy Statement/Prospectus. ©2007 Sirius Satellite Radio Inc. “SIRIUS” and the SIRIUS dog logo are trademarks of Sirius Satellite Radio Inc. The XM name and related logo are registered trademarks of XM Satellite Radio Inc.